Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
bholt@informationsg.com

Investor Contact:
Frank Martell
203-517-3104
fmartell@informationsg.com

INFORMATION SERVICES GROUP ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2008 FINANCIAL RESULTS

Full Year 2008 Revenues Up 1% to $174.8 Million;

Fourth Quarter Revenues Down 13% to $37.4 Million

2008 Adjusted EBITDA Up 35% to $27.1 Million;

Fourth Quarter Adjusted EBITDA Up 7% to $5.6 Million from 2007 Levels

Diluted 2008 Cash EPS of $0.55, A More Than Twofold Year-Over-Year Increase;

Fourth Quarter Diluted Cash EPS of $0.10 Up 70% From 2007

Impairment Charge of $74.2 Million Recorded During Fourth Quarter

STAMFORD, Conn., March 10, 2008 — Information Services Group, Inc. (ISG) (NASDAQ: III, IIIIU, IIIIW), an industry-leading, information-based services company, today announced financial results for the fourth quarter and twelve months ended December 31, 2008.

ISG completed the acquisition of TPI, the largest sourcing data and advisory firm in the world, on November 16, 2007.  For the periods prior to the acquisition of TPI, ISG was a special purpose acquisition company and therefore had no operations.  For periods prior to the acquisition, TPI is deemed the accounting predecessor to ISG.  In this release, ISG has presented both GAAP financial results and non-GAAP information for the fourth quarter and full year of 2008 and 2007.   To ensure appropriate comparability between 2008 and 2007, proforma results have been prepared for the fourth quarter and full year of 2007 on the basis that the acquisition of TPI had occurred on January 1, 2007.

Operating and financial highlights for the fourth quarter and full year 2008 compared with the same 2007 periods on both a reported GAAP and proforma basis appear below.

Information Services Group, Inc.	t: 203 517 3100
Four Stamford Plaza	f: 203 517 3199
107 Elm Street, Stamford, CT 06902	www.informationsg.com

Fourth Quarter 2008 Results

ISG reported revenues totaled $37.4 million and $18.9 million during the fourth quarters of 2008 and 2007, respectively.  On a proforma basis, ISG fourth quarter revenues decreased $5.7 million or 13.3% (down 5.0% before the impact of currency translation) from $43.1 million in the fourth quarter of 2007.  Fee revenues (revenues before client reimbursable expenses) decreased 13.2% year-over-year to $34.4 million.  Revenues from international operations decreased 4.7% from proforma fourth quarter 2007 primarily attributable to impact of currency translation offset by demand for strategy and assessments and contract negotiation services in Europe and Asia Pacific.  Fourth quarter 2008 revenues in the Americas were down 19.0% from the same prior period primarily due to current and prospective clients deferring sourcing decisions in the face of the challenging macro-economic conditions.

ISG reported a $70.9 million operating loss for the three months ended December 31, 2008 compared with a reported operating loss of $0.9 million during the same 2007 period.  The fourth quarter 2008 operating loss was attributable to a $74.2 million charge for the impairment of goodwill and intangible assets.  The non-cash impairment charge resulted primarily from the sustained decline in the market value of the Company’s common stock during the fourth quarter as well as the challenging macro-economic factors impacting industry conditions and actual recent results.  Fourth quarter 2008 operating income totaled $3.2 million before the impact of the impairment charge.  This was up from proforma fourth quarter 2007 income of $2.8 million and up $4.1 million from a reported fourth quarter 2007 operating loss of $0.9 million. Before the impact of the non-cash impairment charge and currency translation, ISG’s fourth quarter 2008 operating income aggregated $3.9 million, an increase of 58.2% or $1.4 million from proforma operating income during the same 2007 period.

Fourth quarter 2008 earnings before interest, taxes, depreciation, amortization and non-cash impairment charges (adjusted EBITDA, a non-GAAP measure) totaled $5.6 million (16.3% of fee revenues), compared with proforma fourth quarter 2007 adjusted EBITDA of $5.3 million.  Excluding the impact of currency translation, adjusted EBITDA increased $1.3 million or 27.3% from proforma fourth quarter 2007 levels.  For the fourth quarter of 2007, ISG reported no adjusted EBITDA.  During the fourth quarter of 2008, ISG adjusted its definition of EBITDA to account for the impact of impairment of goodwill and intangible assets to ensure appropriate levels of comparability of the Company’s operations.

ISG successfully increased adjusted EBITDA during the fourth quarter of 2008 on the strength of double digit constant currency international revenue growth, higher gross margins and general and administrative expense productivity which collectively offset the impact of lower revenues in the Americas and increased public company related costs.

Reported diluted EPS for the fourth quarter 2008 totaled a loss of $2.03 versus a loss of $0.01 per fully diluted share for the same 2007 period.  The reported 2008 fourth quarter loss per share is primarily attributable to the impairment charge discussed above.  ISG’s fourth quarter 2007 reported net loss was attributable principally to approximately six weeks of TPI operating results offset by interest income on the funds raised from the Company’s initial public offering recorded prior to the November 16, 2007 acquisition of TPI.

Diluted cash EPS for the fourth quarter of 2008 was $0.10 compared with proforma diluted cash EPS of $0.06 for the fourth quarter of 2007.  The 70.3% increase in diluted cash EPS was principally attributable to increased international revenues, improved profit margins, decreased income taxes and the impact of ISG’s share repurchase program offset partially by decreased revenues in the Americas.

Full Year 2008 Results

ISG reported revenues of $174.8 million during 2008 compared with $18.9 million in 2007.  On a proforma basis, ISG revenues increased $2.1 million (+1.2%) from $172.7 million in 2007.  Excluding currency translation, revenues increased 2.2% from proforma 2007 levels.  Fee revenue increased 1.6% year-over-year to $160.9 million compared with proforma 2007 results.  Revenues from international operations increased 14.8% from proforma 2007 levels driven by strong demand from clients in the Manufacturing, Telecommunications and Consumer industry verticals offset partially by softness in the Financial Services and Energy verticals.  Revenues in the Americas were down 7.6% compared to the same prior year period primarily due to current and prospective clients, particularly in the Financial Services and Automotive sectors, deferring sourcing decisions during the second half of 2008 in light of the difficult economic conditions.

ISG reported a $57.6 million operating loss for the twelve months ended December 31, 2008 compared with a reported operating loss of $1.7 million during the same period in 2007.  Excluding the impairment charge, operating income for 2008 totaled $16.5 million, a $6.4 million or 63.7% increase from a proforma full year 2007 total of $10.1 million.  Before the impact of the non-cash impairment charge and currency translation, ISG’s 2008 operating income totaled $17.4 million, an increase of 66.3% or $6.9 million from proforma operating income during the same 2007 period.

Adjusted EBITDA for 2008 totaled $27.1 million (16.8% of fee revenue), an increase of approximately $7.0 million (34.6%) from proforma 2007 adjusted EBITDA of $20.1 million.  Excluding currency translation impacts, adjusted EBITDA increased $7.5 million or 36.4% from proforma levels for the same period year period.  In 2007, ISG reported negative adjusted EBITDA of $0.7 million.

Significant increases in both operating income (before the impact of the fourth quarter impairment of goodwill and intangible assets) and adjusted EBITDA in 2008 resulted primarily from double digit international revenue growth, higher gross margins and general and administrative expense productivity partially offset by the impact of decreased Americas revenues, increased stock based compensation and public company related costs.

ISG reported a 2008 net loss of $57.9 million including the impact of the impairment charge discussed previously.  Before the impact of the impairment charge, net income totaled $6.8 million, as compared to proforma 2007 net income of $1.9 million.  Reported 2007 net income, generated principally from interest income on the funds raised from the Company’s initial public offering, totaled $4.5 million.

ISG’s reported 2008 diluted EPS totaled a loss of $1.85 (positive $0.22 before the previously discussed impairment charge) compared with diluted EPS $0.12 in 2007.  As mentioned previously, ISG’s 2007 reported EPS was generated principally from interest income on the funds raised from the Company’s initial public offering.

Diluted cash EPS for 2008 aggregated $0.55 compared with proforma diluted cash EPS of $0.22 for the comparable 2007 period.  The more than twofold rise in diluted cash EPS was principally attributable to higher international revenues, increased gross margins as well as the impact of ISG’s share repurchase program and lower taxes offset partially by lower Americas revenues and higher public company costs.

Other Financial and Operating Highlights

ISG cash and cash equivalents aggregated $61.1 million at December 31, 2008, a net increase of $4.1 million from September 30, 2008 and $13.9 million from year end 2007.  These increases were principally attributable to improved operating results partially offset by capital expenditures, VCP related severance, term loan interest and principal repayments and repurchases of ISG securities.  ISG’s total outstanding debt at December 31, 2008 totaled $94.1 million.  During 2008, ISG repurchased 7,918,827 warrants and 158,511 common shares for $3.4 million under its ongoing share repurchase program authorized by its Board on November 14, 2007.

“Against the back drop of one of the most challenging macro-economic climates in memory, 2008 was a year of strong accomplishments on many levels for ISG.  We reinvested significantly in new products and services, grew our international revenues at a double digit clip, significantly increased margins and finished the year with record cash balances,” said Michael P. Connors, Chairman and CEO of ISG. “ISG’s global leadership, data driven products and services and our robust geographic footprint have positioned us well to manage through the current economic downturn and support our client’s needs to lower their costs and drive business improvements in their key technology and business operations,” Mr. Connors added.

Conference Call

ISG has scheduled a conference call at 2:00 p.m. Eastern Time, Wednesday, March 11, 2009, to discuss the Company’s financial results.  The call can be accessed by dialing 1 (888) 670-2248 or for international callers 001 (913) 312-0638.  The access code is 9142179.

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About Information Services Group, Inc.

Information Services Group, Inc. (ISG) was founded in 2006 to build an industry-leading, high-growth, information-based services company by acquiring and growing businesses in advisory, data, business and media information services.  In November 2007, ISG acquired TPI, the largest sourcing data and advisory firm in the world.  Based in Stamford, Connecticut, ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.  For more, visit www.informationsg.com.

About TPI

TPI, a unit of ISG, is the founder and innovator of the sourcing advisory industry, and the largest sourcing data and advisory firm in the world.  TPI is expert at a broad range of business support functions and related research methodologies. Utilizing deep functional domain expertise and extensive practical experience, TPI’s accomplished industry experts collaborate with organizations to help them advance their business operations through the best combination of business process improvement, shared services, outsourcing and offshoring.  In addition, TPI Momentum, a business unit of TPI, provides information and insights to outsourcing and offshoring service providers to help them provide enhanced services to their sourcing clients. For additional information, visit www.tpi.net.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  ISG believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, amortization of intangible assets resulting from acquisitions and non-cash impairment charges for goodwill and intangible assets) and cash earnings (defined as net income plus amortization of intangible assets, non-cash stock based compensation and non-cash impairment charges for goodwill and intangible assets) and selected financial data on a constant currency basis (using foreign currency exchange rates as of November 16, 2007), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and TPI including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of rapid growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and TPI’s intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of the Company’s revenues; and (14) ability to achieve the cost reduction and productivity improvements contemplated in the previously announced “Value Creation Plan” and in subsequent programs.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (“SEC”).  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months
	Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007

Revenue	$37,425	$18,901	$174,795	$18,901
Operating expenses
Direct costs and expenses for advisors	19,484	12,246	96,311	12,246
Selling, general and administrative	12,490	6,634	51,972	7,409
Depreciation and amortization	2,207	903	10,000	910
Impairment of goodwill and intangible assets	74,154	—	74,154	—
Operating loss	(70,910)	(882)	(57,642)	(1,664)
Interest income	337	1,804	1,300	10,453
Interest expense	(1,766)	(1,171)	(6,928)	(1,174)
Foreign currency transaction gain	173	84	578	84

(Loss) income before taxes	(72,166)	(165)	(62,692)	7,699
Income tax benefit (provision)	8,713	(192)	4,783	(3,226)
Net (loss) income	(63,453)	(357)	(57,909)	4,473

Weighted average shares outstanding:
Basic	31,259	37,366	31,282	36,465
Diluted	31,259	37,366	31,282	38,376

(Loss) income per share:
Basic	$(2.03)	$(0.01)	$(1.85)	$0.12
Diluted	$(2.03)	$(0.01)	$(1.85)	$0.12

Adjusted EBITDA	$5,624		$27,090
Less:
Income tax benefit	(8,713)		(4,783)
Interest expense (net of interest income)	1,429		5,628
Impairment of goodwill and intangible assets	74,154		74,154
Depreciation and amortization	2,207		10,000
Net loss	$(63,453)		$(57,909)
Plus:
Amortization	1,835		8,471
Impairment of goodwill and intangible assets, net of tax	64,733		64,733
Non-cash stock compensation	150		1,963
Cash earnings	$3,265		$17,258

Cash earnings per share:
Basic	$0.10		$0.55
Diluted	$0.10		$0.55

TPI, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands)

46 Weeks
Ended
November 16,
2007

Revenue	$153,751
Operating expenses
Direct costs and expenses for advisors	91,368
Selling, general and administrative	45,287
Profit share program (refer to Note A)	58,175
Depreciation and amortization	1,969
Operating loss	(43,048)
Interest income	204
Interest expense	(3,200)
Foreign currency transaction gain	335

Loss before taxes	(45,709)
Income tax provision	(4,948)
Net loss	$(50,657)

Note A - Represents a one time non-cash charge related to the vesting of Management Share Units and A2 Profit Participation Shares triggered upon the change of control of TPI.

Information Services Group, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Quarter Ended December 31, 2007

(in thousands, except share and per share data)

			Pro-Forma
	ISG	TPI	Adjustments		Combined

Revenue	$18,901	$24,248			$43,149
Operating expenses
Direct costs and expenses for advisors	12,246	13,903			26,149
Selling, general and administrative	6,634	6,645	(1,475	)(A)	11,804
Profit share program	—	58,175	(58,175	)(B)	—
Depreciation	181	247			428
Amortization	722	106	(106	)(C)	1,975
			1,253	(C)
Operating (loss) income	(882)	(54,828)	58,503		2,793
Interest income	1,804	25	(1,805	)(D)	444
			420	(E)
Interest expense	(1,171)	(459)	459	(F)	(2,553)
			(1,299	)(G)
			(83	)(H)
Foreign currency gains	84	(20)			64

(Loss) income before taxes	(165)	(55,282)	56,195		748
Income tax (provision) benefit	(192)	(982)	900	(I)	(274)
Net (loss) income	$(357)	$(56,264)	$57,095		$474

Weighted average shares outstanding:
Basic					36,602
Diluted					42,804

Net income per share:
Basic					$0.01
Diluted					$0.01

Earnings before interest, taxes, depreciation, and amortization (EBITDA)					$5,260
Less:
Income taxes					274
Interest expense (net of interest income)					2,109
Depreciation and amortization					2,403
Net income					$474
Plus:
Amortization					1,975
Non-cash stock compensation					170
Cash earnings					$2,619

Cash earnings per share:
Basic					$0.07
Diluted					$0.06

Notes:

(A) - Adjustment to eliminate salaries and benefits associated with executives who were or will be severed in connection with the acquisition

(B) - Non-cash compensation expense related to vesting of Management Share Units and A2 Profit Participation Shares upon the change of control of TPI.

(C) - Actual amortization for three months of new intangibles, net of intangible amortization prior to the acquisition

(D) - Reduction of interest income earned on trust account

(E) - Interest on ISG residual cash

(F) - Eliminate interest expense on debt not assumed

(G) - Adjust interest to actual rate for the three months

(H) - Amortization of actual debt issue costs for the three months

(I) - Adjust income taxes due to pro forma income adjustments based on the statutory tax rate

Information Services Group, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2007

(in thousands, except share and per share data)

			Pro-Forma
	ISG	TPI	Adjustments		Combined

Revenue	$18,901	$153,751	$—		$172,652
Operating expenses
Direct costs and expenses for advisors	12,246	91,368	—		103,614
Selling, general and administrative	7,409	45,287	(3,369	)(A)	49,327
Profit share program	—	58,175	(58,175	)(B)	—
Depreciation	188	1,211	—		1,399
Amortization	722	758	(758	)(C)	8,227
			7,505	(C)
Operating (loss) income	(1,664)	(43,048)	54,797		10,085
Interest income	10,453	204	(10,418	)(D)	1,439
			1,200	(E)
Interest expense	(1,174)	(3,200)	3,200	(F)	(8,700)
			(7,027	)(G)
			(499	)(H)
Foreign currency gains	84	335	—		419

Income (loss) before taxes	7,699	(45,709)	41,253		3,243
Income tax (provision) benefit	(3,226)	(4,948)	6,877	(I)	(1,297)
Net income (loss)	$4,473	$(50,657)	$48,130		$1,946

Weighted average shares outstanding:
Basic					38,556
Diluted				(J)	46,106

Net income per share:
Basic					$0.05
Diluted					$0.04

Earnings before interest, taxes, depreciation, and amortization (EBITDA)					$20,130
Less:
Income taxes					1,297
Interest expense (net of interest income)					7,261
Depreciation and amortization					9,626
Net income					$1,946
Plus:
Amortization					8,227
Non-cash stock compensation					170
Cash earnings					$10,343

Cash earnings per share:
Basic					$0.27
Diluted					$0.22

Notes:

(A) - Adjustment to eliminate salaries and benefits associated with executives who were or will be severed in connection with the acquisition

(B) - Non-cash compensation expense related to vesting of Management Share Units and A2 Profit Participation Shares upon the change of control of TPI.

(C) - Actual amortization of new intangibles, net of intangible amortization prior to the acquisition

(D) - Reduction of interest income earned on trust account

(E) - Interest on ISG residual cash

(F) - Eliminate interest expense on debt not assumed

(G) - Adjust interest to actual rate for the first nine months

(H) - Amortization of actual debt issue costs for the first nine months

(I) - Adjust income taxes due to pro forma income adjustments based on the statutory tax rate

(J) - The dilutive impact of 7.5 million warrants has been included as of January 1, 2007, although these warrants were not contigently exercisable until January 31, 2008.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

		Constant currency	Q4 2008	Q4 2007	Constant currency	Q4 2007
	Q4 2008	impact (1)	Adjusted	Proforma	impact (1)	Proforma Adjusted
Revenue	$37,425	$3,675	$41,100	$43,149	$76	$43,225
Operating income (2)	$3,244	$646	$3,890	$2,793	$(334)	$2,459
EBITDA (2)	$5,624	$646	$6,270	$5,260	$(334)	$4,926

		Constant currency	FY 2008	FY 2007	Constant currency	FY 2007
	FY 2008	impact (1)	Adjusted	Proforma	impact (1)	Proforma Adjusted
Revenue	$174,795	$4,616	$179,411	$172,652	$2,804	$175,456
Operating income (2)	$16,512	$863	$17,375	$10,085	$361	$10,446
EBITDA (2)	$27,090	$863	$27,953	$20,130	$361	$20,491

(1) Foreign currency rates used as of 11/16/2007

(2) Excluding impairment of goodwill and intangible charge